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InterNAP Contacts:
MEDIA RELATIONS                                    INVESTOR RELATIONS
Bill Hankes                                        Paul Mondschein
InterNAP Network Services                          InterNAP Network Services
206 262-3737                                       206 504-5487
bhankes@InterNAP.com                               pmondschein@InterNAP.com


                   INTERNAP COMPLETES ACQUISITION OF CO SPACE


SEATTLE, WA June 20, 2000 - InterNAP Network Services Corporation (NASDAQ: INAP) today announced that it has completed the acquisition of CO Space, Inc. of Burlington, Massachusetts.

On May 30, 2000, InterNAP announced a definitive agreement to acquire CO Space, a leading co-location service provider. This acquisition is being accounted for using purchase accounting.

ABOUT INTERNAP
Founded in 1996 in Seattle, InterNAP provides Internet connectivity that is faster and more reliable than conventional Internet service. InterNAP's patented route management technology provides direct data transmission across the major Internet backbones through a single connection from a customer's network to one of InterNAP's P-NAP facilities. InterNAP's customers bypass congestion points on the Internet, avoiding packet loss, latency, and other difficulties that can plague conventional Internet connectivity. InterNAP services are currently available in numerous key markets throughout the United States including Atlanta, Chicago, Los Angeles, New York, San Jose, and Seattle. Major companies and networks served by InterNAP include Amazon.com, Datek Online, Go2Net, ITXC, MindSpring, The NASDAQ, TheStreet.com, WebTV, and many others. InterNAP-Registered Trademark- and P-NAP-Registered Trademark- are registered trademarks of InterNAP. For more information, visit www.InterNAP.com.